EXECUTION VERSION AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”), effective as of September 17, 2020 (the “Effective Date”), by and between Apyx Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company") and Charles D. Goodwin II (hereinafter referred to as the “Executive"). WITNESSETH: WHEREAS, Executive is currently employed by the Company pursuant to an Employment Agreement (the “Original Employment Agreement”) dated as of December 15, 2017 (the “Original Effective Date”); and WHEREAS, the Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company on the terms and conditions set forth herein. NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:  EMPLOYMENT OF EXECUTIVE: The Company hereby employs the Executive and the Executive hereby accepts employment with the Company, in each case pursuant to the terms and conditions of this Agreement.  DUTIES: The Executive shall be President and Chief Executive Officer of the Company and shall have the authority, functions, duties, powers and responsibilities normally associated with such position, and such other title, authority, functions, duties, powers and responsibilities as may be assigned to the Executive from time to time by the Board of Directors of the Company (the “Board”) consistent with the Executive’s position with the Company. Executive shall report only to the Board. Executive is currently a member of the Board, and during the Term (as defined below) the Company shall take such reasonable action as may be necessary to nominate Executive annually for re-election to the Board during the Term. The Executive agrees to devote substantially all of his business time and efforts to the performance of his duties, except for customary vacations and reasonable absences due to illness or other incapacity as set forth herein, and to perform all of his duties to the best of his professional ability and comply with such reasonable policies, standards, and regulations of the Company as are from time to time established by the Board. Executive shall have no outside business activities that are competitive with or present a conflict of interest with the Company, or that would conflict or interfere with the performance of his duties hereunder. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit or prevent the Executive from engaging in charitable causes, sitting on the boards of directors of not-for-profit entities, or managing his and his family’s personal finances, so long as such activities do not conflict or interfere with the performance of his duties hereunder. The Executive represents that he is not a party to any restrictive covenants, or other agreement or understanding that would conflict or interfere with the performance of his duties hereunder.